Exhibit 5.1

201 South Main Street, Suite 1800
Salt Lake City, Utah 84111	A Professional	Mark E. Lehman
Telephone 801.532.1234	Law Corporation	Direct 801.532.1234
Facsimile 801.536.6111		MLehman@parsonsbehle.com

August 7, 2015

Board of Directors

inContact, Inc.

7730 S. Union Park Avenue, Suite 500

Salt Lake City, UT 84047

Re: Registration Statement on Form S-8 to be filed on or about August 7, 2015

Gentlemen:

We refer to the registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), being filed by inContact, Inc., a Delaware corporation (the “Company”), with the U.S. Securities and Exchange Commission (the “SEC”), relating to the registration of an additional 2,000,000 shares of the Company’s common stock (the “Shares”) issuable pursuant to awards granted under the Company’s 2008 Equity Incentive Plan (the “Plan”).

We have examined the Plan and originals or photocopies or certified copies of such corporate records, documents and matters of law as we have considered appropriate for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such latter documents.

Based upon such examination and relying upon statements of fact contained in the documents that we have examined, when issued upon payment of the relevant exercise price or as otherwise as provided for in, and assuming such issuance is in the manner contemplated by, the Plan, the Shares will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name wherever appearing in the Registration Statement, including the Reoffer Prospectus constituting a part thereof, and any amendment thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the SEC promulgated thereunder, or Item 509 of Regulation S-K promulgated under the Securities Act.

Sincerely,

/s/ Parsons Behle & Latimer

Parsons Behle & Latimer